UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Ichor Holdings, Ltd.

(Name of Registrant as Specified In Its Charter)

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3185 Laurelview Ct.

Fremont, California 94538

April 11, 2017

To Our Shareholders:

You are cordially invited to attend the 2017 Annual General Meeting of Ichor Holdings, Ltd. at our corporate headquarters located at 3185 Laurelview Ct, Fremont, California, on May 10, 2017, at 9:00 a.m., Pacific Time.

Details of the business to be conducted at the Annual General Meeting are provided in the accompanying Notice of Annual General Meeting and Proxy Statement.

Your vote is important. Please take the time to carefully read each of the proposals described in the Proxy Statement and cast your vote by following the instructions in the Proxy Statement. Your vote will mean that you are represented at the Annual General Meeting regardless of whether or not you attend in person.

Thank you for your support of Ichor Holdings, Ltd.

Sincerely,

Thomas M. Rohrs

Chairman and Chief Executive Officer

ICHOR HOLDINGS, LTD.

3185 Laurelview Ct.

Fremont, California 94538

NOTICE OF ANNUAL GENERAL MEETING

To Be Held on May 10, 2017

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2017 Annual General Meeting (the “Annual Meeting”) of Ichor Holdings, Ltd. (the “Company,” “we,” “us” or “our”) will be held at our corporate headquarters located at 3185 Laurelview Ct, Fremont, California 94538, on May 10, 2017, at 9:00 a.m., Pacific Time, for the following purposes:

1.	To elect the Class I directors, Iain MacKenzie and Thomas M. Rohrs, to hold office in accordance with the terms of our amended and restated memorandum and articles of association until our annual general meeting to be held in 2020 or until their respective successors are duly elected and qualified.

2.	To approve the Ichor Holdings, Ltd. 2017 Employee Stock Purchase Plan.

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2017.

4.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof

Our Board of Directors has declared the close of business on March 30, 2017 as the record date for the Annual Meeting. Only shareholders of record on March 30, 2017 are entitled to receive notice of and vote at the Annual Meeting.

Your vote is very important. We encourage you to carefully read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. All shareholders are cordially invited to attend the Annual Meeting in person. As an alternative to voting in person at the Annual Meeting, you may submit your proxy via the Internet, by mailing a completed proxy card or by following the telephone instructions on the proxy card. For detailed information regarding voting instructions, please see the sections on voting shares beginning on page 3 of the accompanying Proxy Statement.

We appreciate your continued support of Ichor Holdings, Ltd.

By Order of the Board of Directors

Maurice Carson

President, Chief Financial Officer, Secretary and Director

Fremont, California

April 11, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2017 ANNUAL GENERAL MEETING TO BE HELD ON MAY 10, 2017:

THE PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT

http://www.ichorsystems.com/investor-relations

3185 Laurelview Ct.

Fremont, California 94538

PROXY STATEMENT

The Board of Directors (the “Board of Directors”) of Ichor Holdings, Ltd. (the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2017 Annual General Meeting to be held on May 10, 2017, at 9:00 a.m., Pacific Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at our corporate headquarters located at 3185 Laurelview Ct, Fremont, California 94538.

We are sending our proxy materials to shareholders on or about April 13, 2017, to our shareholders of record as of the close of business on March 30, 2017 (the “Record Date”). The Company’s principal executive offices are located at 3185 Laurelview Ct., Fremont, California 94538 and its telephone number is (510) 897-5200.

Introductory Note About the Company

Ichor Holdings, Ltd. was incorporated in the Cayman Islands on January 30, 2012 with registered number 265939. Our affairs are governed by our amended and restated memorandum and articles of association and the Companies Law and the common law of the Cayman Islands. We completed the initial public offering of our ordinary shares on December 14, 2016.

Our fiscal year ends on the last Friday of December and our fiscal quarters end on the last Friday of the 13th week of the year, the last Friday of June and the last Friday of September, respectively. For the purposes of this proxy statement (this “Proxy Statement”), “fiscal 2015” refers to our fiscal year ended December 25, 2015, “fiscal 2016” refers to our fiscal year ended December 30, 2016 and “fiscal 2017” refers to our fiscal year ended December 29, 2017.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors is soliciting proxies for the Annual Meeting. The Notice of Annual General Meeting, a proxy card, this Proxy Statement and our Annual Report to Shareholders for the fiscal year ended December 30, 2016 (the “Annual Report”) are being mailed on or about April 13, 2017 to shareholders as of the Record Date.

Where and When is the Annual Meeting?

We will hold the Annual Meeting on May 10, 2017 at 9:00 a.m., Pacific Time, at our corporate headquarters located at 3185 Laurelview Ct, Fremont, California 94538.

What am I being asked to vote on at the Annual Meeting?

We are asking our shareholders to consider the following proposals:

•	The election of the Class I directors, Iain MacKenzie and Thomas M. Rohrs, to serve until our annual general meeting to be held in 2020 or until their respective successors are duly elected and qualified;

•	The approval of the Ichor Holdings, Ltd. 2017 Employee Stock Purchase Plan;

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2017; and

•	Any other business properly introduced at the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	“FOR” the election of the Class I directors, Iain MacKenzie and Thomas M. Rohrs, to serve until our annual general meeting to be held in 2020 or until their respective successors are duly elected and qualified;

•	“FOR” the approval of the Ichor Holdings, Ltd. 2017 Employee Stock Purchase Plan; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2017.

What must I do if I want to attend the Annual Meeting in person?

Attendance at the Annual Meeting is limited to individuals who were shareholders as of the Record Date. Registration and seating will begin on Wednesday, May 10 at 8:45 a.m., Pacific Time. Each shareholder will be asked to present proof of identification, such as a driver’s license or passport, and a proxy card, prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the Record Date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How many votes do I have?

You have and may cast one vote for each ordinary share of the Company that you owned at the close of business on the Record Date.

These shares include:

•	Shares registered directly in your name with Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), our transfer agent, for which you are considered the “shareholder of record”; and

•	Shares held for you as the beneficial owner through a broker, bank or other nominee.

As of the Record Date, the Company had 24,729,707 ordinary shares issued and outstanding.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with Broadridge, you are considered the “shareholder of record” with respect to those shares. We have sent the proxy materials for the Annual Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Broadridge as “shareholders of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded proxy materials for the Annual Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the shareholder of record, you may not vote your ordinary shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this Proxy Statement, we refer to shareholders who hold their shares through a broker, bank or other nominee as “beneficial owners” or “street name shareholders.”

What is a proxy?

A proxy is your legal designation of another person to vote the ordinary shares you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the Annual Meeting to cast your vote. These officers are Thomas M. Rohrs, our Chairman and Chief Executive Officer, and Maurice Carson, our President, Chief Financial Officer and Secretary.

How do I vote?

General

You can vote by proxy or in person. For specific methods of voting available to you, see below.

If you submit your proxy using any of the methods below, Thomas M. Rohrs or Maurice Carson will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and for or against any other proposals properly introduced at the Annual Meeting. If you vote by telephone or Internet and choose to vote with the recommendation of the Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director, “FOR” the approval of the Ichor Holdings, Ltd. 2017 Employee Stock Purchase Plan and “FOR” the ratification of the appointment of our registered independent public accounting firm.

If any other matter is presented, your proxy will authorize Thomas M. Rohrs or Maurice Carson to vote in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters to be considered at the Annual Meeting other than the three proposals referenced in this Proxy Statement.

Voting Methods for Shareholders of Record

If you are a shareholder of record, you may vote by one of the following methods:

•	By Internet: you may vote over the Internet at www.proxyvote.com by following the instructions on the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 9, 2017.

•	By Telephone: you may vote by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 9, 2017.

•	By Mail: you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope included with the paper proxy materials.

•	In Person: you may attend the Annual Meeting and vote in person by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote. If you choose to vote in person, you must bring proof of identification and your proxy card to the Annual Meeting.

Voting Methods for Street Name Shareholders

If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name shareholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	Entering a new vote by Internet or by telephone;

•	Returning a later-dated proxy card;

•	Notifying the Secretary of the Company, in writing, at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538; or

•	Completing a written ballot at the Annual Meeting in person.

If you are a street name shareholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is a quorum?

A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the shareholders holding in aggregate not less than a simple majority of our issued and outstanding ordinary shares constitutes a quorum.

Your ordinary shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not count as votes for the purposes of the voting threshold. If there is no quorum present within half an hour of the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the directors may determine.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding our ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors or the approval of the Ichor Holdings, Ltd. 2017 Employee Stock Purchase Plan, both of which are “non-routine” matters, absent direction from you.

What vote is required to approve each proposal?

The election of directors, the approval of the Ichor Holdings, Ltd. 2017 Employee Stock Purchase Plan and the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting and entitled to vote on the proposal.

A properly executed proxy marked “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter. Broker non-votes will have no effect on this proposal.

Who will count the vote?

A representative of Broadridge will tabulate the votes and act as the inspector of election.

Is my vote confidential?

Yes. The Company encourages shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. The Company has designated Broadridge, its independent transfer agent and registrar, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Where can I find the voting results?

The Company will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

Who pays for proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our ordinary shares. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Board of Directors is currently comprised of six members and divided into three classes. Directors in each class serve for a term of three years or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The term of directors of one class expires at each annual general meeting.

At the Annual Meeting, two directors will be elected to serve until our annual general meeting to be held in 2020 or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The Board of Directors, upon the recommendation of the compensation, nominating and corporate governance committee of the Board of Directors (the “Compensation, Nominating and Corporate Governance Committee”), has nominated Iain MacKenzie and Thomas M. Rohrs to serve as its Class I directors. Both Messrs. MacKenzie and Rohrs are currently serving as Class I directors.

A majority of all of the votes cast at the Annual Meeting at which a quorum is present in person or by proxy is required for the election of directors.

If you are a shareholder of record and you vote by telephone or over the Internet or sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of both Messrs. MacKenzie and Rohrs. If you are a street name shareholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

We expect that Messrs. MacKenzie and Rohrs will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors. Alternatively, the shareholders may vote for just the remaining nominee, leaving a vacancy that may be filled at a later date by the Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them, including their ages as of May 10, 2017, are included below:

	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term for which Nominated
Nominees
Iain MacKenzie (1)(2)	I	58	Director	2015	2017	2020
Thomas M. Rohrs	I	66	Chairman and Chief Executive Officer	2012	2017	2020
Continuing Directors
Dipanjan Deb (2)	II	47	Director	2012	2018	—
Andrew Kowal (1)(2)	II	40	Director	2012	2018	—
Maurice Carson	III	59	President, Chief Financial Officer, Secretary and Director	2012	2019	—
John Chenault (1)	III	69	Director	2015	2019	—

(1)	Member of the audit committee of the Board of Directors (the “Audit Committee”).
(2)	Member of the Compensation, Nominating and Corporate Governance Committee.

Nominees for Director

Thomas M. Rohrs has served as Chairman and director of Ichor since February 2012 and as Chief Executive Officer since September 2014. Prior to serving at Ichor, Mr. Rohrs served as Chief Executive Officer and Chairman of Skyline Solar from 2010 to 2012 and Electroglas from 2006 to 2009. Mr. Rohrs also served as Senior Vice President of Global Operations and a member of the Executive Committee for Applied Materials from 1997 to 2002 and as Vice President of Worldwide Operations for Silicon Graphics from 1992 to 1997. Mr. Rohrs currently serves on the board of directors of Advanced Energy and Intevac. Mr. Rohrs previously served on the board of directors of Magma Design Automation, Ultra Clean Technologies and Vignani Technologies. Mr. Rohrs holds a B.S. in mechanical engineering from the University of Notre Dame and an M.B.A. from the Harvard Business School. We believe Mr. Rohrs is qualified to serve as a member of the Board of Directors because of his extensive experience in technology industries, significant senior leadership and his strategic insight into Ichor, gained from his role as Chief Executive Officer.

Iain MacKenzie has served as a director of Ichor since October 2015. Mr. MacKenzie has served as President of SMART Modular Technologies, or SMART, a specialty memory solutions provider, since 2002 and Chief Executive Officer since 2005. Prior to serving as SMART’s President and CEO, Mr. MacKenzie was vice president of worldwide operations for SMART and Force Computers when both were owned by Solectron. Before that, he was responsible for the start-up, SMART Modular Technologies (Europe) Ltd. Subsidiary, where he also served as general manager. Mr. MacKenzie holds the Higher National Diploma in mechanical and production engineering and the Ordinary National Diploma in electrical/electronic engineering from the Kirkcaldy College of Technology (Fife University) in Scotland. Mr. MacKenzie is qualified to serve as a member of the Board of Directors and as a member of the Audit Committee because of his extensive business and financial background and his multiyear service as the Chief Executive Officer of an international technology company.

Continuing Directors

Maurice Carson has served as a director of Ichor since February 2012 and as President and Chief Financial Officer since September 2014. Prior to serving at Ichor, Mr. Carson served as Chief Financial Officer of

Intematix from 2011 to 2014 and served as Chief Financial Officer of Actel Corporation from 2009 to 2010. Mr. Carson holds a B.S. in finance and accounting from the University of Colorado and an M.B.A. from the University of Chicago. We believe Mr. Carson is qualified to serve as a member of the Board of Directors because of his extensive experience in finance and operations, particularly in technology industries, and his strategic insight into Ichor, gained from his role as Chief Financial Officer.

John Chenault has served as a director of Ichor since October 2015. Mr. Chenault served as Chief Financial Officer of Novellus Systems, a semiconductor company, from April 2005 to September 2005, after which he retired. Prior to that, Mr. Chenault had served as Novellus Systems’ Vice President of Corporate Development from February 2005 to April 2005, Vice President of Operation and Administration from September 2003 to February 2005, Executive Vice President of Worldwide Sales and Service from February 2002 to September 2003 and Executive Vice President of Business Operations from July 1997 to January 2002. Mr. Chenault has served on the board of directors and audit committee of Tessera Technologies since March 2013. Mr. Chenault also served on the board of directors of Ultra Clean Technology from June 2009 to July 2015. Mr. Chenault received a Bachelor of Business degree in Economics and an M.B.A. from Western Illinois University. Mr. Chenault is qualified to serve as a member of the Board of Directors and as chairman of the Audit Committee because of his extensive experience in finance and operations, particularly in technology industries, and his experience as a board member at Ultra Clean Technology.

Dipanjan “DJ” Deb has served as a director of Ichor since February 2012. Mr. Deb co-founded Francisco Partners Management LP, has been a Partner with Francisco Partners since its founding in August 1999 and has served as Chief Executive Officer and Managing Partner of Francisco Partners since August 2005. Prior to co-founding Francisco Partners, Mr. Deb was a principal at TPG Capital, Director of Semiconductor Banking at Robertson, Stephens & Company and a management consultant at McKinsey & Company. Mr. Deb also currently serves on the board of directors of GoodRx, Plex Software, Quest Software and SonicWALL and formerly served on the board of directors of AMI Semiconductor, Barracuda Networks, CBA Group, Cross Match Technologies, Corsair, Legerity, MagnaChip, Metrologic, NPTest/Credence, Numonyx, SMART Modular Technologies, Ultra Clean Technology, Conexant, Globespan, and ON Semiconductor. Mr. Deb holds a B.S. in electrical engineering and computer science from the University of California, Berkeley, where he was a Regents Scholar and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Deb is qualified to serve as a member of the Board of Directors because of his experience in the private equity and venture capital industries analyzing, investing in and serving on the boards of directors of manufacturing and technology companies, as well as his perspective as a representative of our largest shareholder.

Andrew Kowal has served as a director of Ichor since February 2012. Mr. Kowal is a Partner with Francisco Partners Management LP. Prior to joining Francisco Partners in 2001, Mr. Kowal served as a member of Princes Gate Investors where he was responsible for the identification, evaluation and execution of private equity transactions in a variety of industries, including information technology. In addition to Ichor, Mr. Kowal currently serves on the board of directors of Corsair Components, Optanix, OSY Technologies, Procera Networks and Shoregroup. Mr. Kowal previously served on the board of directors of Aderant Holdings, MagnaChip Semiconductor, Metrologic Instruments, Mitel Networks Corporation, and Source Photonics. Mr. Kowal holds a B.S. in Economics with a Finance concentration from The Wharton School, University of Pennsylvania. We believe that Mr. Kowal is qualified to serve as a member of the Board of Directors because of his experience in the private equity and venture capital industries analyzing, investing in and serving on the boards of directors of manufacturing and technology companies, as well as his perspective as a representative of our largest shareholder. Mr. Kowal is qualified to serve as a member of the Audit Committee because of his extensive business and financial background.

Board Composition

The Board of Directors currently consists of six members. Our amended and restated memorandum and articles of association provides that Francisco Partners and its affiliates (referred to herein as “Francisco Partners”) have the right to designate: (i) all of the nominees for election to our Board of Directors for so long as Francisco Partners beneficially owns 40% or more of the total number of ordinary shares then outstanding; (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Francisco Partners beneficially owns at least 30% and less than 40% of the total number of ordinary shares then outstanding; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Francisco Partners beneficially owns at least 20% and less than 30% of the total number of ordinary shares then outstanding; (iv) two directors for so long as Francisco Partners beneficially owns at least 10% and less than 20% of the total number of ordinary shares then outstanding; and (v) one director for so long as Francisco Partners beneficially owns at least 5% and less than 10% of the total number of ordinary shares then outstanding. In each case, Francisco Partners’ nominees must comply with applicable law and stock exchange rules. In addition, Francisco Partners shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Francisco Partners’ beneficial ownership at such time. Francisco Partners shall also have the right to have its designees participate on committees of our Board of Directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. Our amended and restated memorandum and articles of association also prohibits us from increasing or decreasing the size of our Board of Directors without the prior written consent of Francisco Partners for so long as it has nomination rights. These provisions will have no further force or effect at such time as Francisco Partners owns less than 5% of our outstanding ordinary shares. As of December 30, 2016, Francisco Partners held 74.3% of the Company’s outstanding ordinary shares.

The Board of Directors currently consists of two independent directors. As a “controlled company” under the NASDAQ corporate governance standards (the “NASDAQ rules”), we are exempt from certain requirements pertaining to director independence. See “—Controlled Company and Director Independence.”

The Board of Directors is divided into three classes, with one class being elected at each year’s annual general meeting. Following the expiration of the initial term of a class of directors, each class of directors will serve a three-year term. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

Controlled Company and Director Independence

In accordance with the NASDAQ rules, the Board of Directors annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Compensation, Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that each of Mr. Chenault and Mr. MacKenzie has no material relationship that would interfere with the exercise of independent judgment and is “independent” within the meaning of the applicable rules of the SEC and as defined in the NASDAQ rules. Messrs. Chenault and MacKenzie also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 under the Exchange Act.

Under the NASDAQ rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with certain NASDAQ corporate governance requirements. We are eligible to take advantage of this “controlled company” exemption. A “controlled company” may elect not to comply with certain NASDAQ corporate governance requirements, including the requirements that: (1) a majority of the board of directors consist of independent directors, (2) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors, (3) director nominees be selected or recommended by a majority of the independent directors or by a nominating committee composed solely of independent directors, and (4) an annual performance evaluation of the Compensation, Nominating and Corporate Governance Committee. We intend to continue to take advantage of each of these controlled company exemptions. As a result, the majority of our directors are not independent and our Compensation, Nominating and Corporate Governance Committee is not comprised entirely of independent directors. Accordingly, you do not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and our ordinary shares continue to be listed on the NASDAQ, we will be required to comply with these provisions within the applicable transition periods.

Board Leadership Structure

Mr. Rohrs serves as both our Chief Executive Officer and the Chairman of the Board of Directors. Under our amended and restated memorandum and articles of association, the chairman is elected by the affirmative vote of a majority of the directors then in office.

The Board of Directors encourages at least annual executive sessions amongst non-management, which are presided over by an independent director designated by the non-management directors. The Board of Directors recognizes that depending on future circumstances, other leadership structures may become more appropriate for the Company, such as the appointment of a lead independent director. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

Board Meetings and Committees

During fiscal 2016, the Board of Directors held four meetings and the Audit Committee held four meetings. The Compensation, Nominating and Corporate Governance Committee was formed in connection with our initial public offering in December 2016 and therefore did not meeting during fiscal 2016. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served.

Our directors are expected to attend the annual general meeting and all or substantially all of the Board of Directors meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

The Board of Directors has established the Audit Committee and the Compensation, Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees are described below. Members will serve on these committees until their resignation or as otherwise determined by the Board of Directors.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) oversight of the quality and integrity of our financial statements and financial reporting processes and of our systems of internal accounting and financial controls and disclosure controls; (2) the qualifications and independence of our independent auditors; (3) the performance of our independent auditors; and (4) compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and our Board of Directors.

The Audit Committee currently consists of Mr. Chenault, Mr. Kowal and Mr. MacKenzie. Mr. Chenault is currently the chairman of the Audit Committee. The Board of Directors has determined that Messrs. Chenault and MacKenzie qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board of Directors has also determined that Mr. Chenault qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K under Securities Act of 1933, as amended (the “Securities Act”). We expect to have a fully independent Audit Committee within one year of our initial public offering in order to comply with the NASDAQ rules. The Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at http://www.ichorsystems.com. Our website is not part of this Proxy Statement.

Compensation, Nominating and Corporate Governance Committee

The Compensation, Nominating and Corporate Governance Committee is responsible for, among other matters: (1) reviewing and approving all compensation, including incentive compensation and corporate and individual goals and objectives relevant to our chief executive officer, and evaluating our chief executive officer’s performance in light of those goals and objectives; (2) reviewing and approving the base salaries, incentive compensation and equity-based compensation of our other executive officers; (3) approving all significant compensation or incentive plans for executives (including material changes to all such plans); (4) having the sole authority to retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser after taking into account certain factors which address the independence of that consultant, counsel or adviser; (5) annually reviewing and discussing with management the Compensation Discussion and Analysis for the Company’s proxy statement, if applicable; (6) subject to the rights of Francisco Partners under our amended and restated memorandum and articles of association, identifying and recommending to our Board of Directors the persons to be nominated for election as directors and to each of the committees of our Board of Directors; and (7) leading our Board of Directors in its annual review of the performance of our Board of Directors. Pursuant to its charter, the Compensation, Nominating and Corporate Governance Committee may also delegate any of its responsibilities to one or more subcommittees as it may deem appropriate to the extent allowed by applicable law and NASDAQ rules.

The Compensation, Nominating and Corporate Governance Committee currently consists of Mr. Deb, Mr. Kowal and Mr. MacKenzie. Mr. Kowal is currently the chairman of the Compensation, Nominating and Corporate Governance Committee. The Board of Directors adopted a written charter for the Compensation, Nominating and Corporate Governance Committee, which is available on our corporate website at http://www.ichorsystems.com. Our website is not part of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

For fiscal 2016, our Board of Directors made all compensation decisions. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation, Nominating and Corporate Governance Committee.

Other Committees

The Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Code of Business Ethics and Conduct

We adopted a code of business ethics and conduct applicable to all of our officers, employees and unless specifically noted therein, all members of our Board of Directors. Copies of the code of business ethics and conduct is available on our corporate website at http://www.ichorsystems.com. We expect that any amendments to the code of business ethics and conduct, or any waivers of its respective requirements, will be disclosed on our website. Our website is not part of this Proxy Statement.

Risk Oversight

Our Board of Directors oversees the risk management activities designed and implemented by our management. Our Board of Directors executes its oversight responsibility for risk management both directly and through its committees. The full Board of Directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our Board of Directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board of Directors has delegated to the Audit Committee oversight of our risk management process. Our other committees of our Board of Directors will also consider and address risk as they perform their respective committee responsibilities. All committees will report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Considerations in Evaluating Director Nominees

The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual general meetings of shareholders, subject to the rights of Francisco Partners, as specified in our amended and restated memorandum and articles of association. The Compensation, Nominating and Corporate Governance Committee is responsible for identifying and recommending to our Board of Directors the persons to be nominated for election as directors and to each of the committees of our Board of Directors. When formulating its Board of Directors membership recommendations, the Compensation, Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate.

The Compensation, Nominating and Corporate Governance Committee has not identified specific minimum qualifications that must be met or specific qualities or skills that must be possessed for a person to be considered as a candidate for director; however, the Compensation, Nominating and Corporate Governance Committee and the Board of Directors believe that the Board of Directors should be composed of individuals with knowledge and experience in many substantive areas that impact our business. The Compensation, Nominating and Corporate Governance Committee and the Board of Directors review these factors, and diversity, in considering candidates for directorship.

We believe that all of our current board members possess the professional and personal qualifications necessary for board service, and have highlighted in the individual biographies above the specific experience, attributes and skills that led to the conclusion that each board member should serve as a director.

Shareholder Recommendations for Nominations to the Board of Directors

The Compensation, Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Pursuant to the Company’s amended and restated memorandum and articles of association, shareholders who wish to recommend a candidate for consideration at our annual general meeting to be held in 2018 (the “2018 Annual Meeting”) may do so by delivering a written recommendation to our Secretary at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Compensation, Nominating and Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our amended and restated memorandum and articles of association. See “Other Matters—Shareholder Proposals” for more information on these procedures. No candidates for director nominations were submitted by any shareholder in connection with the Annual Meeting.

Communications with the Board of Directors

Interested parties wishing to communicate with the Board of Directors or with an individual member or members of the Board of Directors may do so by writing to the Board of Directors or to the particular member or members of the Board of Directors, and mailing the correspondence to Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538. Each communication should set forth (i) the name and address of the shareholder, as it appears in our register, and if our ordinary shares are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of our ordinary shares that are owned of record by the record holder and beneficially by the beneficial owner.

Our Secretary, in consultation with appropriate members of the Board of Directors and management, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of the Board of Directors, or if none is specified, to the Executive Chairman of the Board of Directors.

Director and Officer Indemnification and Limitation of Liability

We entered into indemnification agreements with each of our executive officers and directors in connection with the consummation of our initial public offering. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by applicable law.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PROPOSAL NO. 2 APPROVAL OF THE ICHOR HOLDINGS, LTD. 2017 EMPLOYEE STOCK PURCHASE PLAN

The Ichor Holdings, Ltd. 2017 Employee Stock Purchase Plan (the “ESPP”) is intended to encourage employee participation in the ownership and economic progress of the Company. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The Company is seeking shareholder approval of the ESPP, which will reserve 2,500,000 ordinary shares to be available for issuance.

A copy of the ESPP is attached to this proxy statement as Annex A. The following description of the ESPP is a summary of certain provisions and is qualified in its entirety by reference to Annex A.

Material Provisions of the ESPP

Subject to shareholder approval, a maximum of 2,500,000 shares of common stock may be issued under the ESPP. Any ordinary shares purchased under the ESPP may consist of newly issued shares, existing treasury shares, or new purchases of shares made in the open market. In the event of any change in our outstanding ordinary shares by reason of a merger, consolidation, stock dividend, stock split or otherwise or an extraordinary cash dividend, the aggregate number and type of shares available for purchase under the ESPP, and the purchase price per share under an outstanding purchase will be appropriately adjusted. If the ESPP is approved by shareholders, it will become effective on the date of such approval.

Administration

The ESPP is administered by the Board of Directors or a committee designated by the Board of Directors (the “Administrator”) subject to oversight by the Board of Directors or the Compensation, Nominating and Corporate Governance Committee. The Administrator has the authority to administer the ESPP, and to make and adopt rules and regulations that are consistent with the terms of the ESPP and the Internal Revenue Code of 1986, as amended (the “Code”). All decisions and interpretations made by the Administrator with respect to the ESPP shall be final and conclusive.

Eligibility

Each of our (and our affiliates’) employees are eligible to participate in the ESPP, other than employees whose employment is for less than twenty hours per week. Our employees who own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary will not be granted an option under the ESPP. The Administrator may, prior to the commencement of any Option Period (as defined in the ESPP), exclude from participation any employee who is a highly compensated employee (within the meaning of Section 414(q) of the Code) or is an officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act; provided that such exclusion is applied uniformly to all such highly compensation employees or officers. As of the Record Date, approximately 862 employees of the Company and its affiliates, including three executive officers, were eligible to participate in the ESPP.

Offering Periods

The ESPP allows eligible employees to purchase our ordinary shares for separate six-month offering periods, commencing on the first business day on or after January 1 and July 1 of each year. Each offering has a single coterminous six-month purchase period. The Administrator may change the commencement date, the ending date and duration of the offering periods. If the ESPP is approved at the Annual Meeting, the first offering period will commence when authorized by the Board of Directors or the Administrator.

Participation in the Plan

Eligible employees may participate in the ESPP by electing to participate in a given offering period by submitting instructions to the Company that authorize payroll deductions for payment of ordinary shares. Ordinary shares will be purchased under the ESPP on the last day of each offering period using deductions. Participants may elect payroll deductions of at least 1% up to 10% of the participant’s fixed salary or base hourly wage rate, but excluding any commissions, bonus, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special payment. A participant’s payroll deduction will remain in effect for subsequent offering periods unless the participant chooses to change the percentage deduction by filing notice with the Company prior to the date of any subsequent offering period. No participant will be entitled to purchase, during any calendar year, shares exceeding an aggregate fair market value in excess of $25,000.

Purchase Price

The purchase price per ordinary share applicable to purchases during each offering period under the ESPP will be the lesser of eighty-five percent (85%) of the fair market value of such share on either (a) the first day of an offering period or (b) the last business day of an offering period; provided that in no event will the purchase price per share be less than the par value of the ordinary shares.

Termination of Participation in the Plan

A participant may withdraw from the ESPP voluntarily at any time by filing a notice of withdrawal prior to the close of business on the date immediately preceding the last business day of the applicable offering period. A participant’s participation in the ESPP will be terminated upon the termination of the participant’s employment for any reason or if the participant fails to be employed for more than twenty hours per week. Upon a failure to be eligible to participate in the ESPP, the balance of such former participant’s plan account will be refunded to the former participant or the former participant’s estate in the event of the participant’s death.

Amendment and Termination

The Administrator may amend the ESPP; provided, however, that no amendment will be made which, without shareholder approval, would increase the number of shares authorized for the ESPP, materially increase the benefits accruing to participants under the ESPP or modify the requirements as to eligibility for participation in the ESPP. The ESPP will terminate upon the earliest of the termination of the ESPP by our Board of Directors or January 1, 2027.

Withholding

Each participant will, no later than the date on which the value of an option under the ESPP and/or ordinary shares first becomes includible in the income of the participant for income tax purposes, pay to the Company any taxes of any kind required by law to be withheld. We reserve the right to withhold from shares distributed to a participant any amount which we are required by law to withhold.

Certain Federal Income Tax Consequences

The following discussion of certain material U.S. federal income tax consequences relating to the ESPP is based on present federal tax laws and regulations. The summary is not a complete description of the federal income tax laws and does not address tax rates. Participants may also be subject to certain state, local or non-U.S. taxes which are not described below.

Options to purchase our ordinary shares granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the ordinary shares purchased under the ESPP are sold or otherwise disposed of. If the ordinary shares are disposed of within two years from the first day of the offering period, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the ordinary shares on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the ordinary shares, and any additional gain or resulting loss recognized on the disposition of the ordinary shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the ordinary shares for more than one year after the purchase date.

If our ordinary shares purchased under the ESPP are sold (or otherwise disposed of) more than one year from the date of purchase and more than two years after the first day of the offering period, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price and (b) the excess of the fair market value of the stock as of the purchase date over the purchase price will be treated as ordinary income. The amount of such ordinary income will be added to the participant’s basis in the ordinary shares, and any additional gain recognized on the disposition of the ordinary shares after such basis adjustment will be long term capital gain. If the fair market value of the ordinary shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

The company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized in the United States by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

Required Vote

To be approved, this proposal must receive an affirmative majority of the votes cast on the proposal at the Annual Meeting.

The Board of Directors recommends a vote FOR the Ichor Holdings, Ltd. 2017 Employee Stock Purchase Plan.

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 29, 2017. During fiscal 2016, KPMG LLP served as our independent registered public accounting firm.

Notwithstanding the appointment of KPMG LLP and even if our shareholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2017. The Audit Committee is submitting the appointment of KPMG LLP to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.

Representatives of KPMG LLP will telephonically attend the Annual Meeting and will be available to respond to appropriate questions from our shareholders.

The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of our ordinary shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

Audit and Related Fees

The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for fiscal 2016 and fiscal 2015:

Type of Fees	Fiscal 2016	Fiscal 2015
Audit Fees (1)	$1,862,265	$1,445,914
Audit-Related Fees (2)	—	—
Tax Fees (3)	66,222	52,159
Other Fees (4)	—	—

Total audit and related fees	$1,928,487	$1,498,073

(1)	These amounts represent fees and related expenses billed or expected to be billed by KPMG LLP for professional services rendered for the audits of the Company’s annual consolidated financial statements for fiscal 2016 and fiscal 2015 and the reviews of interim period financial statements. These amounts also include professional services rendered in connection with our Registration Statement on Form S-1 in connection with our initial public offering completed on December 14, 2016.
(2)	No Audit-Related Fees were incurred during fiscal 2016 and fiscal 2015.
(3)	Tax Fees consist of fees for tax consultation and tax compliance services rendered by KPMG LLP.
(4)	No Other Fees are noted for the fiscal years 2016 and 2015.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy and Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us, subject to the rules and regulations of the SEC, which provide that certain non-audit services accounting for less than five percent of the total fees paid to the independent auditor be approved by the Audit Committee retroactively. In accordance with the charter of the Audit Committee, approval can be made by the chairman of the Audit Committee (or any member of the Audit Committee if the chairman is not available) in between committee meetings and is required to disclose the pre-approved services to the Audit Committee at the next scheduled meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter approved by the Board of Directors, which is available on our website at http://www.ichorsystems.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, KPMG LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and KPMG LLP;

•	discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and

•	received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the Audit Committee’s review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2016 for filing with SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

John Chenault (Chair)

Andrew Kowal

Iain MacKenzie

This report of the Audit Committee is required by the SEC and, in accordance with the rules and regulations of the SEC, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

Below is a list of names, ages as of May 10, 2017 and a brief overview of the business experience of our executive officers:

Name	Age	Position/Title
Thomas M. Rohrs	66	Chairman and Chief Executive Officer
Maurice Carson	59	President, Chief Financial Officer, Secretary and Director
Philip Barros	37	Chief Technology Officer

Thomas M. Rohrs. See “Board of Directors and Corporate Governance—Nominees for Director—Thomas M. Rohrs” for Mr. Rohrs’ biography.

Maurice Carson. See “Board of Directors and Corporate Governance—Continuing Directors—Maurice Carson” for Mr. Carson’s biography.

Philip Barros has served as Chief Technology Officer of Ichor since September 2015. Previously, Mr. Barros had served as Senior Vice President of Engineering of Ichor since April 2011, and prior to that time, served as Vice President of Engineering at Ichor since 2009. Prior to serving at Ichor, Mr. Barros served in various management positions at Celerity, Inc. from 2004 to 2009, including Vice President of Engineering and Director of Systems Engineering, and served in various engineering and management positions at Applied Materials from 2000 to 2004. Mr. Barros holds a B.S. in Mechanical Engineering from San Jose State.

Family Relationships

There are no family relationships between any of our executive officers or directors.

EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview

Our “Named Executive Officers” for fiscal 2016, which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	Thomas Rohrs, our Chief Executive Officer;

•	Maurice Carson, our President and Chief Financial Officer; and

•	Philip Barros, our Chief Technology Officer.

Historically, our board of directors has set the compensation of our executive officers, including for fiscal 2016. The primary objectives of our executive compensation program have been to: (1) attract, engage, and retain superior talent who contribute to our long-term success; (2) motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business; (3) ensure compensation is aligned with our corporate strategies and business objectives; and (4) provide our executive officers with incentives that effectively align their interests with those of our shareholders.

Following our initial public offering, our Compensation, Nominating and Corporate Governance Committee (the “Committee” for purposes of this section) sets the compensation of our executive officers.

Executive Compensation Design Overview

Our executive compensation program has reflected our growth and development oriented corporate culture. To date, the compensation of our Named Executive Officers has consisted of a combination of base salary, annual cash incentive compensation and long-term incentive compensation in the form of restricted stock or stock options. Our executive officers and all salaried employees also are eligible to receive health and welfare benefits.

As we transition from a private company to a publicly-traded company, we will evaluate our philosophy and compensation plans and arrangements as circumstances require. At a minimum, we evaluate and review our executive compensation, programs, objectives and philosophy on an annual basis and at the time of promotion or other change in level of responsibilities, as well as when competitive circumstances or business needs may require. Accordingly, the compensation paid to our Named Executive Officers for fiscal 2016 may not necessarily be indicative of how we may compensate our Named Executive Officers in future years.

Elements of Compensation

Base Salary

The annual base salaries for our Named Executive Officers as of the beginning of fiscal 2016 were:

Named Executive Officer	Base Salary
Thomas Rohrs (1)	$375,000
Maurice Carson	$350,000
Philip Barros	$335,000

(1)	Mr. Rohrs’ annual base salary was increased to $400,000 in April 2016.

Incentive Compensation Plan

We pay performance-based cash incentives in order to align the compensation of our Named Executive Officers with our short-term operational and performance goals and to provide near-term rewards for our Named Executive Officers to meet these goals. Our short-term, performance-based cash incentive plan for fiscal 2016 (the “2016 ICP”), provides for incentive payments correlated to each six-month period during our fiscal year. These incentive payments are based on the attainment of pre-established objective financial and operating goals and are intended to motivate executives to work effectively to achieve performance objectives and reward them when objectives are met and results are certified by our board of directors.

Mr. Rohrs’ target award for fiscal 2016 was equal to 35.7% of his base salary for the first half and 49.3% of his base salary for the second half (or 85% of his base salary for the entire fiscal year), up to a maximum award of 71.4% of his base salary for the first half and 98.6% of his base salary for the second half of fiscal 2016 (or up to 170% of his base salary for the entire fiscal year). Mr. Carson’s target award for fiscal 2016 was equal to 27.3% of his base salary for the first half and 37.7% of his base salary for the second half (or 65% of his base salary for the entire fiscal year), up to a maximum award of 54.6% of his base salary for the first half and 75.4% of his base salary for the second half of fiscal 2016 equal (or up to 130% of his base salary for the entire fiscal year). Mr. Barros’ target award for fiscal 2016 was equal to 21% of his base salary for the first half and 29% of his base salary for the second half (or 50% of his base salary for the entire fiscal year), up to a maximum award of 42% of his base salary for the first half and 58% of his base salary for the second half of fiscal 2016 (or up to 100% of his base salary for the entire fiscal year).

The following tables set forth (1) the metrics used to determine each named executive officer’s payment for each six-month period under the 2016 ICP, which include management by objectives (“MBOs”) that provide for individualized performance goals and earnings before interest, taxes, depreciation and amortization (“EBITDA”), (2) the weight given to each metric, and (3) the related threshold, target and maximum levels:

Metrics for First Six-Month Period of 2016	Weight	Threshold	Target	Maximum
		(Dollars in millions)
Sales	30%	$132.8	$154.5	$177.7
Gross Margin	20%	14.45%	16.8%	19.32%
EBITDA	30%	$11.95	$13.9	$15.99
Individual MBOs	20%

	100%

Metrics for Second Six-Month Period of 2016	Weight	Threshold	Target	Maximum
		(Dollars in millions)
Sales	30%	$141.7	$188.34	$207.1
Gross Margin	20%	13.69%	18.2%	20.10%
EBITDA	30%	$18.4	$24.47	$24.8
Individual MBOs	20%

	100%

The following table sets forth the result that we achieved with respect to each metric based on internal reporting as of the end of each six-month period and the corresponding percentage payout under the 2016 ICP. The actual result of certain metrics was subject to adjustment for nonrecurring or unusual expenses or events occurring during the period, and therefore the actual results of such metrics under the 2016 ICP as presented below may differ from the fiscal 2016 financial information set forth in our Annual Report on Form 10-K:

	First Six-Month Period		Second Six-Month Period
	Actual	Percentage Payout	Actual	Percentage Payout
		(Dollars in millions)
Sales	$162.2	133%	$237.1	200%
Gross Margin	16.13%	73%	16.16%	53.5%
EBITDA	$14.7	140%	$24.5	100%
Individual MBOs	—	(1)	—	(2)

(1)	The percentage payouts with respect to the individual MBOs for Messrs. Rohrs, Carson and Barros were 85%, 85% and 95% respectively.
(2)	The percentage payouts with respect to individual MBOs for Messrs. Rohrs, Carson and Barros were 90%, 95% and 93% respectively.

Each of Messrs. Rohrs, Carson and Barros was paid a bonus under the 2016 ICP for the first six-month period of fiscal 2016 of $162,078, $108,449 and $81,254, respectively. Each of Messrs. Rohrs, Carson and Barros was paid a bonus under the 2016 ICP for the second six-month period of fiscal 2016 of $234,076, $157,944 and $115,900, respectively.

Equity Compensation

Until the consummation of our initial public offering 2016, we issued equity awards under the Ichor Holdings, Ltd. 2012 Equity Incentive Plan (the “2012 Incentive Plan”). Since the consummation of our initial public offering, we issue equity awards under the Ichor Holdings Ltd. 2016 Omnibus Incentive Plan (the “2016 Plan”), to incentivize and reward our executive officers, including our Named Executive Officers, for long-term corporate performance based on the value of our ordinary shares and, thereby, to align the interests of our executive officers with those of our shareholders. These equity awards have either been in the form of stock options to purchase our ordinary shares or restricted stock. Mr. Rohrs received an equity award during fiscal 2016 as stated below under “—Summary Compensation Table.”

The size of equity awards to each of the Named Executive Officers reflects such officer’s importance as an executive officer and also takes into account, among other factors, such officer’s role and responsibilities, the competitive market for executive officers, and the size, value and vesting status of existing equity awards at the time new equity awards are granted. The market for quality executive officers is competitive and our board of directors relies on several factors to assess the competitiveness of the market, including Francisco Partners’ experience recruiting executive officers for its portfolio companies and our directors’ own experiences in recruiting and retaining qualified executive officers.

After the consummation of our initial public offering, we committed to issuing future equity awards under the 2016 Plan and no further grants will be made under our 2012 Incentive Plan, provided that grants outstanding under the 2012 Incentive Plan will continue to be governed by such plan.

Stock Option and Other Compensation Plans

2012 Incentive Plan

The 2012 Incentive Plan was adopted by our Board of Directors and approved by our shareholders in March 12, 2012. The 2012 Plan provides for the grant of stock options (both incentive and non-qualified) and stock awards

(both restricted and nonrestricted) to our outside directors, employees and consultants. As of December 30, 2016, there were options to purchase 2,164,215 ordinary shares outstanding under the 2012 Incentive Plan, at a weighted average exercise price of $8.87 per share, of which none had been exercised and 359,850 stock awards outstanding under the 2012 Plan (of which 103,055 are restricted).

2016 Plan

The 2016 Plan was adopted by our Board of Directors and approved by our shareholders in December 2016. The 2016 Plan provides for grants of stock options, stock appreciation rights, restricted stock, other share-based awards and other cash-based awards to our directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us. As of December 30, 2016, no options to purchase ordinary shares or stock awards have been issued under the 2016 Plan.

Summary Compensation Table

The following table presents summary information regarding the total compensation paid to, earned by, and awarded to each of our Named Executive Officers in fiscal 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas Rohrs	2016	$392,308	$251,466	—	$847,451	$396,154	$2,500	$1,889,879
Chief Executive Officer	2015	$375,000	$583,318	$5,210	—	$234,441	$2,500	$1,200,469
	2014	$282,692	—	$636,929	$224,146	$35,775	$42,500	$1,222,042

Maurice Carson	2016	$350,000	$378,486	—	—	$266,393	$2,500	$997,379
President and Chief Financial Officer	2015	$350,000	$176,337	—	—	$150,255	$2,500	$679,092

Philip Barros	2016	$335,000	$32,107	$129,216	—	$197,154	$202,500	$895,977
Chief Technology Officer	2015	$315,769	$160,534	$2,094	—	$113,228	$2,500	$594,125
	2014	$300,769	—	—	—	$41,013	$2,500	$344,282

(1)	Represents bonuses paid in connection with a cash dividend declared and paid in fiscal 2015 (the “2015 Dividend”). The bonus amounts payable to each NEO equaled the product of (x) $0.155, which is the per share dividend amount paid to shareholders and (y) the number of ordinary shares underlying options and where held, the number of shares of restricted stock, held by each such individual at the time of the 2015 Dividend. Such bonus amounts were to be paid as the underlying awards vest, provided that certain future payments will be accelerated and paid in connection with our initial public offering in December 2016.
(2)	Messrs. Rohrs and Barros were granted stock options under the 2012 Incentive Plan and the value of such option awards were based on the fair value of the awards as of the grant date calculated in accordance with ASC 718, excluding any estimate of future forfeitures. Also includes for Messrs. Rohrs and Barros, incremental value associated with the modification of the exercise prices of outstanding options in connection with the 2015 Dividend pursuant to the terms of the 2012 Incentive Plan.
(3)	Represents restricted stock awards granted to Mr. Rohrs in February 2016. The value of these stock awards were based on the fair value of the awards as of the grant date calculated in accordance with ASC 718, excluding any estimate of future forfeitures.
(4)	Represents the actual amount earned by each of our Named Executive Officers under our short-term, performance-based cash incentive plan for fiscal 2016, fiscal 2015 or fiscal 2014, as applicable. See “—Elements of Compensation-Incentive Compensation Plan” for additional information regarding the 2016 ICP.

(5)	Represents matching contributions of $2,500 per year under our 401(k) plan, (b) for Mr. Rohrs, $40,000 paid in fiscal 2014 as a retention sign-on bonus payment pursuant to his employment agreement and (c) for Mr. Barros, $200,000 paid in fiscal 2016 as a bonus for the consummation of our initial public offering.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards for each of our Named Executive Officers as of December 30, 2016.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas Rohrs (2)	3/12/2012	51,522	—	$8.05		3/12/2019	—	—
	10/25/2013	300,541	42,944	$8.05		10/25/2020	—	—
	10/25/2013	145,080	6,442	$14.90	(3)	10/25/2020	—	—
	11/15/2013	—	—	—		—	7,464	$80,760
	9/19/2014	215,908	—	$8.05		9/19/2021	—	—
	9/19/2014	—	—	—		—	(2)	—
	2/16/2016	89,964	—	—		—	56,228	$608,387

Maurice Carson (4)	3/12/2012	61,827	—	$8.05		3/12/2019	—	—
	9/19/2014	114,418	88,997	$8.05		9/19/2021	—	—
	9/19/2014	—	—	—		—	39,363	$425,908
	9/19/2014	—	—	—		—	(4)	—

Philip Barros (5)	3/12/2012	154,568	—	$8.05		3/12/2019	—	—
	3/12/2012	51,522	—	$14.90	(3)	3/12/2019	—	—
	3/17/2016	—	30,913	$9.42		3/17/2023	—	—

(1)	The market value reported in this table is based upon a price of $10.82 per share, which was closing price on the last trading day prior to the end of the 2016 fiscal year.
(2)	Mr. Rohrs’ option and restricted stock awards vest as follows: (i) with respect to the March 2012 award, 25% of the award vested on the one year anniversary of the date of grant and the remainder vested ratably on a quarterly basis over a three-year period thereafter, (ii) with respect to the October 2013 awards, 25% of each award vested on June 30, 2014 and the remainder vested ratably on a quarterly basis over a three-year period thereafter, subject to Mr. Rohrs’ continued employment with us; (iii) with respect to the November 2013 award, 25% of the award vested on June 30, 2014 and the remainder vests ratably on a quarterly basis over a three-year period thereafter, subject to Mr. Rohrs’ continued employment with us, (iv) with respect to the September 2014 option award, 25% of the award vested on the one year anniversary of the date of grant and the remainder vests ratably on a quarterly basis over a three-year period thereafter, (v) with respect to the September 2014 restricted stock award, the award fully vested upon the consummation of our initial public offering in December 2016 and (vi) with respect to the February 2016 award, 12.5% of the award vested on March 31, 2016 and the remainder vests ratably on a quarterly basis over a one-year period thereafter, subject to Mr. Rohrs’ continued employment with us.
(3)	In connection with the 2015 Dividend, our board of directors approved an adjustment to the exercise price of such options from $16.10 to $14.90.
(4)

Mr. Carson’s option and restricted stock awards vest as follows: (i) with respect to the March 2012 award, 25% of the award vests on the one year anniversary of the date of grant and the remainder vested ratably on a quarterly basis over a three-year period thereafter, (ii) with respect to the September 2014 option award,

25% of the award vested on the one year anniversary of the date of grant and the remainder vested ratably on a quarterly basis over a three-year period thereafter, (iii) with respect to 89,963 restricted shares of the September 2014 restricted stock award, 25% of the award vested on the one year anniversary of the date of grant and the remainder vests ratably on a quarterly basis over a three-year period thereafter and (iv) with respect to 89,963 restricted shares of the September 2014 restricted stock award, the award fully vested upon the consummation of our initial public offering in December 2016.
(5)	Each of Mr. Barros’ option awards vest as follows: (i) 25% of each award vested on March 12, 2012 and the remainder vested ratably on a quarterly basis over a three-year period thereafter and (ii) with respect to the March 2016 option award, 25% of the award vests on the one year anniversary of the date of grant and the remainder vests ratably on a quarterly basis over a three-year period thereafter, subject to Mr. Barros’ continued employment with us.

Severance Obligations

We are obligated to pay severance benefits to Messrs. Rohrs, Carson and Barros upon the termination of their employment in certain circumstances.

Pursuant to Mr. Rohrs’ and Mr. Carson’s employment agreements, in the event of a termination without cause by us or for good reason by Mr. Rohrs or Mr. Carson prior to a sale of the Company or following the one-year anniversary of a sale of the Company, Mr. Rohrs or Mr. Carson, as applicable, is entitled to (i) an amount equal to 12 months of his base salary at the rate then in effect, (ii) bonuses previously earned but unpaid and (iii) subsidies of health continuation coverage under COBRA (to the same extent we subsidize active employees’ coverage) for 12 months following the termination, or until there is eligibility of benefits from a successor employer. Each of Mr. Rohrs’ and Mr. Carson’s employment agreement also provides that in the event of a termination during the one-year period following a sale of the Company, Mr. Rohrs or Mr. Carson, as applicable, is entitled to an amount equal to his target incentive bonus then in effect.

Pursuant to Mr. Barros’ offer letter, in the event of a termination of Mr. Barros’ employment without cause due to downsizing, he is entitled to a severance payment equal to three months of his base salary at the rate then in effect. If Mr. Barros’ termination occurs within 12 months’ of a change of control, he is entitled to a total payment equal to six months’ of his base salary at the rate then in effect.

Equity Compensation Plans

The following table sets forth the indicated information as of December 30, 2016 with respect to our equity compensation plans approved by security holders:

Plan Description	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
2016 Plan	—	1,888,000
2012 Incentive Plan	2,164,215	580,228	(1)
Total	2,164,215	2,468,228

(1)	The Company does not intend to issue further awards under the 2012 Incentive Plan as described above under “Elements of Compensation.”

Our equity compensation plans consist of the 2016 Plan and 2012 Incentive Plan, which were approved by our shareholders. We do not have any equity compensation plans or arrangements that have not been approved by our shareholders.

Director Compensation

During fiscal 2016, our non-employee directors who were not affiliated with Francisco Partners earned cash compensation for service on our board of directors. In addition, we reimbursed our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors. The following table provides information regarding compensation earned by our non-employee directors for service as directors for fiscal 2016. Each member of management who served on the board of directors did not receive any additional compensation for his role as director.

Name	Fees Earned Or Paid in Cash		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kevin Brady (1)	$56,120	(2)	—	—	—	—	—	$56,120
John Chenault	$25,000		—	—	—	—	—	$25,000
Dipanjan Deb	—		—	—	—	—	—	—
Andrew Kowal	—		—	—	—	—	—	—
Iain MacKenzie	$25,000		—	—	—	—	—	$25,000

(1)	Mr. Brady ceased to be a member of our board of directors in August 2016.
(2)	Includes an annual cash retainer of $20,000 and a cash bonus paid in connection with the 2015 Dividend. The bonus amount equaled the product of (x) $0.155, which is the per share dividend amount paid to shareholders, and (y) the number of ordinary shares underlying options held by Mr. Brady at the time of the 2015 Dividend.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under applicable law.

We are continuing to evaluate the compensation we pay to our non-employee directors. In the future, we may adjust director compensation in light of the additional responsibilities of our directors now that we are a public company.

REPORT OF THE COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Compensation, Nominating and Corporate Governance Committee operates under a written charter approved by the Board of Directors, which is available on our website at http://www.ichorsystems.com.

The Compensation, Nominating and Corporate Governance Committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the Compensation, Nominating and Corporate Governance Committee has recommended to the Board of Directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the Compensation, Nominating and Corporate Governance Committee of the Board of Directors:

Andrew Kowal (Chair)

Dipanjan Deb

Iain MacKenzie

This report of the Compensation, Nominating and Corporate Governance Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our ordinary shares as of March 30, 2017:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all directors and Named Executive Officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions” of this Proxy Statement.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to our ordinary shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 30, 2017 are deemed outstanding. Such ordinary shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the ordinary shares set forth opposite such shareholder’s name.

Our calculation of the percentage of beneficial ownership is based on 24,729,707 ordinary shares outstanding on March 30, 2017.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Ichor Holdings, Ltd., 3185 Laurelview Ct., Fremont, California 94538.

Name	Number of shares beneficially owned	Percentage of ordinary shares outstanding
5% Shareholders:
Entities affiliated with Francisco Partners (1)	17,722,808	71.7%
Directors and Executive Officers:
Thomas M. Rohrs (2)	817,663	3.3
Maurice Carson (3)	368,883	1.5
Philip Barros (4)	213,818	*
John Chenault (5)	23,184	*
Dipanjan Deb (6)	—	*
Andrew Kowal	—	*
Iain MacKenzie (7)	19,320	*
Directors and executive officers as a group (7 persons)	1,442,868	5.8

*	Represents beneficial ownership of less than one percent (1%).
(1)

Consists of (i) 15,765,091 shares held by Francisco Partners III (Cayman), L.P. (“FP III Cayman”), (ii) 182,062 shares held by Francisco Partners Parallel Fund III (Cayman), L.P. (“FPPF III Cayman”) and (iii) 1,775,655 shares held by Ichor Investment Holdings, LLC (“IIH LLC”). FP IIII Cayman and FPPF III Cayman are collectively referred to as the Francisco Funds. FP III Cayman owns approximately 30% of the outstanding units of IIH LLC. Francisco Partners GP III (Cayman), L.P. (“FP GP Cayman III”) is the general partner of each of FP III Cayman and FPPF III Cayman and the manager of IIH LLC. Francisco

Partners GP III Management (Cayman), Limited (“FP GP III Management”) is the general partner of FP GP Cayman III. In those capacities, FP GP III and FP GP III Management may be deemed to share voting and dispositive power with respect to the ordinary shares owned by FP III Cayman, FPPF III Cayman and IIH LLC. An investment committee comprised of Dipanjan Deb, David R. Golob, Keith Geeslin and Ezra Perlman, certain of the managers of FP GP III Management, share voting and dispositive power with respect to the shares beneficially held by FP GP III Management. Each of the managers of FP GP III Management expressly disclaims beneficial ownership of any ordinary shares, except to the extent of their pecuniary interest. The address of each of the entities listed above is One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.
(2)	Includes 326,975 shares that may be acquired within 60 days upon the exercise of vested options or the vesting of restricted shares.
(3)	Includes 188,958 shares that may be acquired within 60 days upon the exercise of vested options or the vesting of restricted shares.
(4)	Represents shares that may be acquired within 60 days upon the exercise of vested options.
(5)	Represents shares that may be acquired within 60 days upon the exercise of vested options.
(6)	Consists of the shares listed in footnote (1) above, which are held by entities affiliated with Francisco Partners. Mr. Deb is a managing director of FP GP III Management and a member of the investment committee, and may be deemed to be the beneficial owner of such shares. Mr. Deb disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.
(7)	Represents shares that may be acquired within 60 days upon the exercise of vested options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

In connection with our initial public offering, we adopted our Related Person Transactions Policy and Procedures that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be participants, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by our Board of Directors, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person,” as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our ordinary shares, including any immediate family members of such persons. Any related-person transaction may only be consummated if approved or ratified by the affirmative vote of a majority of our dis-interested directors then in office in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee for review and recommendation for approval to our Board of Directors. In considering related-person transactions, our Audit Committee and Board of Directors take into account the relevant available facts and circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.

A copy of our Related-Person Transaction Policy is available on our corporate website at

http://www.ichorsystems.com. The information contained on our website is not part of this Proxy Statement.

Transactions with Francisco Partners

Investor Rights Agreement

We are party to an Investor Rights Agreement with Francisco Partners and the other shareholders from time to time party thereto which sets forth certain rights and obligations of Francisco Partners and such other shareholders. The Investor Rights Agreement provides:

•	if Francisco Partners demands that we effect any registration, qualification or compliance with respect to all or part of its Registrable Securities (as defined therein), then we must promptly give notice of the proposed registration, qualification or compliance to all other holders and as soon practicable, use our best efforts to effect such registration, qualification or compliance;

•	if, at any time, we register any of our securities, we agree to (a) promptly give to each holder written notice thereof and (b) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any holder within 20 days after the receipt of such written notice from us;

•	in connection with any registrations, filings or qualifications, we will pay the fees and expenses of counsel selected by the shareholders selling the greatest number of shares in such offering;

•	a 180-day holdback agreement in connection with our initial public offering; and

•	certain information rights for each of the parties to the agreement.

Management Services Agreement and Master Consulting Agreements

In connection with our acquisition and ownership by Francisco Partners, we were party to the following management services agreement and consulting services agreement until the consummation of our initial public offering on December 14, 2016: (1) a Master Services Agreement (the “MSA”) with an affiliate of Francisco Partners and (2) a Master Consulting Agreement (the “2016 Consulting Agreement”), effective as of January 1, 2016, with Francisco Partners Consulting, LLC (“FPC”), an entity which is owned and controlled by individual operations executives in which Francisco Partners holds no interest.

Pursuant to the terms of the MSA, Francisco Partners provided us with consulting and advisory services, including general management services, identification, support and negotiation of acquisitions and dispositions, support and analysis with respect to financing alternatives and finance marketing, strategic planning functions and general finance functions. We reimbursed Francisco Partners for reasonable out-of-pocket expenses incurred in connection with providing us consulting and advisory services and were scheduled to pay an annual advisory fee equal to $1.5 million per fiscal year. However, Francisco Partners waived payment of the annual advisory fee for 2016.

Pursuant to the terms of the 2016 Consulting Agreement, FPC provided us with operational consulting services, including consulting relating to executive operations, human capital management, procurement and supply chain optimization, sales and marketing, research and development and professional services. The 2016 Consulting Agreement required us to pay an annual service fee and reimburse FPC for reasonable out-of-pocket expenses. We incurred service fees of $512,000 under the 2016 Consulting Agreement in fiscal 2016.

Board Composition

Our amended and restated memorandum and articles of association provides that Francisco Partners and its affiliates (referred to herein as “Francisco Partners”) the right to designate: (i) all of the nominees for election to our Board of Directors for so long as Francisco Partners beneficially owns 40% or more of the total number of ordinary shares then outstanding; (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Francisco Partners beneficially owns at least 30% and less than 40% of the total number of ordinary shares then outstanding; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Francisco Partners beneficially owns at least 20% and less than 30% of the total number of ordinary shares then outstanding; (iv) two directors for so long as Francisco Partners beneficially owns at least 10% and less than 20% of the total number of ordinary shares then outstanding; and (v) one director for so long as Francisco Partners beneficially owns at least 5% and less than 10% of the total number of ordinary shares then outstanding. In each case, Francisco Partners’ nominees must comply with applicable law and stock exchange rules. In addition, Francisco Partners shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Francisco Partners’ beneficial ownership at such time. Francisco Partners shall also have the right to have its designees participate on committees of our Board of Directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. Our amended and restated memorandum and articles of association also prohibits us from increasing or decreasing the size of our Board of Directors without the prior written consent of Francisco Partners for so long as it has nomination rights. These provisions will have no further force or effect at such time as Francisco Partners owns less than 5% of our outstanding ordinary shares. As of December 30, 2016, Francisco Partners held 74.3% of the Company’s outstanding ordinary shares.

Members Agreement

Until the consummation of our public offering on December 14, 2016, we were party to a Members Agreement with Francisco Partners and certain other shareholders which provided certain board appointment, preemptive and other rights.

Each party to the Members Agreement agreed to vote all of the shares it beneficially owned to maintain the authorized number of directors as set forth in our previously in effect memorandum and articles of association. Each party also agreed to vote its shares to elect to our board of directors nominated by FP III Cayman and to vote for no other person. The Members Agreement also provided for customary preemptive rights for the parties in the event that we were to issue new shares, subject to certain exceptions.

Other Transactions

We sublease a facility from Precision Flow Inc. pursuant to an agreement that terminates in February 2018. Kevin Brady, who was a member of our board of directors until his resignation in August 2016, is the president and majority owner of Precision Flow Inc. We paid Precision Flow Inc. rent in the amounts of approximately $963,000 during fiscal 2016.

Ceres Technologies, Inc., which is owned by Mr. Brady, is one of our suppliers. We have made purchases from Ceres Technologies on a purchase order basis. We paid Ceres Technologies an aggregate of approximately $215,000 during fiscal 2016. We had purchases from Ceres Technologies of approximately $137,000 during fiscal 2016.

We purchased certain parts from Ajax Foresight Global Manufacturing Sdn. Bhd. (“AFGM”), an investment acquired in conjunction with our purchase of Ajax-United Patterns & Molds, Inc. in April 2016. Our total purchases from AFGM were approximately $722,000 in fiscal 2016 and our outstanding accounts payable to AFGM totaled $344,000 at December 30, 2016. We sold our investment in AFGM in February 2017.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and other persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide us with copies of all such filed forms. Based solely on our review of such copies or written representations from reporting persons, we believe that all reports were filed on a timely basis during fiscal year 2016.

Proxy Solicitation

Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.

Shareholder Proposals

Shareholders who intend to present proposals at the 2018 Annual Meeting and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Ichor Holdings, Ltd., 3185 Laurelview Ct., Fremont, California 94538, and such proposals must be received no earlier than January 10, 2018 and no later than March 10, 2018. Shareholders who wish to nominate a director must additionally be a shareholder of record on both the date of the giving of notice by such shareholder and the record date for the determination of shareholders entitled to vote at the 2018 Annual Meeting and on each such date beneficially own more than 15% of the issued ordinary shares of the Company (unless contrary to applicable law). Such proposals must additionally meet the requirements set forth in the rules and regulations of the SEC, as well as the informational, notice and other requirements related to proposals set forth in Article 16 of the Company’s amended and restated memorandum and articles of association, in order to be eligible for inclusion in the Company’s proxy statement for its 2018 Annual Meeting.

Director’s Attendance at the Annual Meeting

The Company invites members of the Board of Directors to attend its annual shareholder meetings and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict.

Householding

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholders at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such shareholder may contact us at the following address:

Ichor Holdings, Ltd.

Attn: Secretary

3185 Laurelview Ct.

Fremont, California 94538

Shareholders who beneficially own ordinary shares held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Fiscal Year 2016 Annual Report and SEC Filings

Our audited consolidated financial statements for fiscal 2016 are included in the Annual Report, which will be made available to shareholders at the same time as this Proxy Statement. This Proxy Statement and the Annual Report are posted on our website at http://www.ichorsystems.com and are available from the SEC at its website at http://www.sec.gov. You may also obtain a copy of the Annual Report and this Proxy Statement without charge by sending a written request to Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538.

Other Business

Other than the three proposals described in this Proxy Statement, the Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the officers named herein will have discretion to vote the ordinary shares they represent in accordance with their own judgment on such matters.

Annex A

ICHOR HOLDINGS, LTD.

2017 EMPLOYEE STOCK PURCHASE PLAN

Article I

Purpose and Scope of the Plan

1.1 Purpose. This Ichor Holdings, Ltd. 2017 Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company.

1.2 Definitions. Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.

“Committee” shall mean the Board, or a committee designated by the Board to administer the Plan, which Committee shall administer the Plan as provided in Section 1.3 hereof.

“Company” shall mean Ichor Holdings, Ltd., a Cayman Islands exempt limited company, or any successor corporation.

“Compensation” shall mean the fixed salary or base hourly wage paid by the Company or a Designated Subsidiary to an Employee as reported by the Company to the United States government (or other applicable government) for income tax purposes, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any commissions, bonus, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special payment or any credit or benefit under any employee plan maintained by the Company.

“Continuous Service” shall mean the period of time, uninterrupted by a termination of employment (other than a termination as a result of a transfer of employment among the Company or a Designated Subsidiary), that an Employee has been employed by the Company or a Designated Subsidiary (or any combination of the foregoing) immediately preceding an Option Period. Such period of time shall include any approved leave of absence.

“Designated Subsidiary” shall mean any subsidiary of the Company that has been designated by the Committee to participate in the Plan.

“Employee” shall mean any full-time or part-time employee of the Company or a Designated Subsidiary who customarily works for the Company or Designated Subsidiary, as the case may be, for a minimum of twenty (20) hours per week.

“Exercise Date” shall mean the last business day of each Option Period.

“Fair Market Value” of a share of Stock means the fair market value of such Stock determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

“Option Period” or “Period” shall mean such duration (not to exceed twenty-seven (27) months) as shall be determined by the Committee prior to the beginning of such Option Period. Unless the Committee determines otherwise before the beginning of the Option Period, Option Periods shall commence at six (6)-month intervals on each January 1 and July 1 (or the next business day, if such date is not a business day) over the term of the Plan, and each Option Period shall last for six (6) months, ending on December 31 or June 30, as the case may be (or the next business day, if such date is not a business day). Accordingly, unless the Committee determines otherwise, two separate Option Periods shall commence in each calendar year during which the Plan remains in existence. Notwithstanding the foregoing, the initial Option Period shall not commence until the date first specifically authorized by the Committee.

“Option Price” shall mean the purchase price of a share of Stock hereunder as provided in Section 3.1 hereof.

“Participant” shall mean any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

“Plan” shall mean the Company’s 2017 Employee Stock Purchase Plan, as the same may be amended from time to time.

“Plan Account” or “Account” shall mean an account established and maintained in the name of each Participant.

“Plan Manager” shall mean any Employee appointed pursuant to Section 1.3 hereof.

“Stock” means ordinary shares, par value $0.0001 per share, of the Company.

1.3 Administration of Plan. Subject to oversight by the Board of Directors or the Board’s Compensation, Nominating and Corporate Governance Committee, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. Its interpretations and decisions in respect of the Plan shall, subject to the aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4 Effective Date of Plan. The Plan shall become effective on the date established for that purpose by the Committee, if, prior to that date, the Plan (i) has been adopted by the Board of Directors of the Company and (ii) has been approved by an affirmative vote of a majority of the shares of the Company’s Stock present, in person or by proxy and entitled to vote on the proposal, at a meeting at which a quorum is present; provided, however, that such stockholder approval occurs on a date no later than twelve (12) months following the date the Plan is so adopted.

1.5 Termination of Plan. The Plan shall continue in effect through and including January 1, 2027, unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board of Directors or the Compensation, Nominating and Corporate Governance Committee of the Board, each of which shall have the right to terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant’s Account shall be refunded to him, or otherwise disposed of in accordance with the policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

Article II

Participation

2.1 Eligibility. Participation in the Plan is limited to Employees who meet the requirements of this Section 2.1. Each Employee who, on the start date of an Option Period, will have at least ninety (90) days of Continuous

Service may become a Participant by completing the enrollment procedures prescribed by, or on behalf of, the Committee or the Plan Manager, as revised from time to time. No Employee may participate in the Plan if such Employee, immediately after the end of an Option Period, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary. The Committee may, prior to the commencement of an Option Period, exclude from participation any Employee who, at the time of the commencement of the Option Period, is a highly compensated employee (within the meaning of Section 414(q) of the Code) or is an officer of the Company subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934; provided that such exclusion is applied in an identical manner to all such highly compensated employees or officers of the Company and each Designated Subsidiary whose employees are Participants under the Plan.

2.2 Payroll Deductions. Payment for shares of Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Such deductions shall be expressed as a whole number percentage which shall be at least one percent (1%) but not more than ten percent (10%). A Participant may not increase the deduction during an Option Period; provided that no more than once per Option Period, a Participant may decrease the deduction. Notwithstanding the foregoing, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with the Company prior to the date on which such Option Period commences. Any amount remaining in a Participant’s Account at the end of an Offering Period after the purchase of Stock shall be refunded without interest; provided that any amounts remaining in a Participant’s Account that were insufficient to acquire a full share of Stock shall be carried forward to the next Option Period, unless the Participant has withdrawn from the Plan prior to the commencement of such Option Period. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period upon completion of the enrollment procedures prescribed by, or on behalf of, the Committee or the Plan Manager, as revised from time to time. Amounts deducted from a Participant’s Compensation pursuant to this Section 2.2 shall be credited to such Participant’s Account. A Participant may not make any additional payments into such Account.

Article III

Purchase of Shares

3.1 Option Price. The Option Price per share of the Stock sold to Participants hereunder shall be the lesser of eighty-five percent (85%) of the Fair Market Value of such share on either (a) the first day of an Option Period or (b) the Exercise Date of an Option Period, but in no event shall the Option Price per share be less than the par value of the Stock.

3.2 Purchase of Shares. On each Exercise Date, the amount in a Participant’s Account shall be charged with the aggregate Option Price of the largest number of whole shares of Stock that can be purchased with such amount. Unless otherwise provided by the Committee, the number of shares of Stock purchased by each Participant on the Exercise Date shall be deposited into an account established in the Participant’s name with the stock brokerage or other financial services firm designated by the Committee.

3.3 Limitations on Purchase.

3.3.1 Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary of the Company would accrue at a rate per Option Period which exceeds the lesser of: (a) twenty-five thousand dollars ($25,000) or (b) an amount equal to ten percent (10%) of the Employee’s annualized base salary in effect at the start of such Option Period, in each case, of the Fair Market Value of such shares (determined at the time such option is granted); provided, however, that for any calendar year in which such option would be outstanding at any time, an Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary of the Company may not accrue at a rate which exceeds twenty-five thousand dollars ($25,000) in the aggregate (as determined at the time such option is granted).

3.3.2 To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in this Section 3.3, a Participant’s payroll deductions may be decreased to zero percent (0%) during any Option Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Option Period and any other Option Period ending within the same calendar year is no greater than twenty-five thousand dollars ($25,000). Payroll deductions shall re-commence at the rate provided for by the Participant’s prior election at the beginning of the first Option Period which is scheduled to end in the following calendar year, unless suspended by the Participant pursuant to Section 2.2 of the Plan. Subject to the limits imposed under this Section 3.3, the maximum number of shares of Stock that may be purchased by each Participant in any Option Period shall be 500,000 shares.

3.4 Transferability of Rights. Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.

Article IV

Provisions Relating to Stock

4.1 Stock Reserved; Delivery of Stock. A maximum of 2,500,000 shares of Stock may be purchased under the Plan, of which up to 417,000 shares of Stock may be purchased under the Plan per Option Period (in each case, subject to adjustment in accordance with Section 4.2 hereof). Subject to the limitation in the preceding sentence, as determined by the Committee in its sole discretion, any shares of Stock purchased under the Plan may be either newly issued shares, existing treasury shares, or new purchases in the open market.

4.2 Adjustment for Changes in Stock. In the event that adjustments are made in the number of outstanding shares of Stock or such shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise or an extraordinary cash dividend is paid in respect of the Stock, the Committee shall make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive. The existence of the Plan and any options granted hereunder shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or a subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any subsidiary, any sale or transfer of all or part of the Company’s or a subsidiary’s assets or business or any other corporate act or proceeding. The Board of Directors may at any time terminate an Option Period then in progress and provide, in its discretion, that Participants’ then outstanding Account balances shall be used to purchase shares pursuant to Article III or returned to the applicable Participants.

4.3 Insufficient Shares. If the aggregate funds available for the purchase of Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4 Confirmation. Confirmation of each purchase of Stock hereunder shall be made available to the Participant in either written or electronic format. A record of purchases shall be maintained by appropriate entries on the books of the Company. Unless otherwise determined by the Committee, shares of Stock delivered to a Participant hereunder may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant during the six (6) month period following such delivery to the Participant (other than by will or the laws of descent and distribution) and the shares of Stock shall bear an appropriate legend substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions of the Ichor Holdings, Ltd. 2017

Employee Stock Purchase Plan (the “Plan”), including, without limitation, the restriction that the shares may not be assigned, transferred, pledged or otherwise disposed of in any way during the six (6) month period following the date of delivery of such shares. A copy of the Plan is on file at the principal office of Ichor Holdings, Ltd.”

4.5 Rights as Shareholders. The shares of Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall exist with respect to such shares.

Article V

Termination of Participation

5.1 Voluntary Withdrawal. A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on the date immediately preceding the applicable Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant’s Account shall be refunded to him without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2 Termination of Eligibility. If a Participant ceases to be eligible under Section 2.1 hereof for any reason, the dollar amount and the number of unissued shares in such Participant’s Account will be refunded or distributed to the Participant, or in the case of death, the Participant’s designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.

Article VI

General Provisions

6.1 Notices. Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by the Company.

6.2 Condition of Employment. Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Designated Subsidiary to terminate an Employee.

6.3 Withholding of Taxes. Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Stock. The obligations of the Company under the Plan shall be conditioned upon the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any share or shares of Stock issued to the Participant pursuant to the Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the first date of the Option Period or within the one-year period commencing on the day after the Exercise Date, the Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.

6.4 Amendment of the Plan. The Board of Directors or the Board’s Compensation, Nominating and Corporate Governance Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may (a) increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, (b) materially increase the benefits accruing to

Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Stock is listed. The Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment.

6.5 Application of Funds. All funds received by the Company by reason of purchases of Stock hereunder may be used for any corporate purpose.

6.6 Legal Restrictions. The Company shall not be obligated to sell shares of Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

6.7 Gender. Whenever used herein, use of any gender shall be applicable to both genders.

6.8 Conditions Upon Issuance of Shares.

6.8.1 If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Stock hereunder, no option may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

6.8.2 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an option is or may be in the circumstances unlawful, contravene the requirements of any stock exchange, or result in the imposition of excise taxes on the Company or any subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Stock or options and the right to exercise any option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any subsidiary.

6.8.3 The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Stock purchasable or otherwise receivable by any person under any option as it deems appropriate. The certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

6.9 Governing Law. The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.

6.10 Jurisdiction: Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each eligible Employee shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each eligible Employee may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PLAN OR ANY AGREEMENT, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of an eligible Employee, at the eligible Employee’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention President, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

6.11 Unfunded Status of Plan. The Plan shall be an unfunded plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

ICHOR HOLDINGS, LTD. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

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ICHOR HOLDINGS, LTD.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:
01) Iain MacKenzie
02) Thomas M. Rohrs

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2.	The approval of the Ichor Holdings, Ltd. 2017 Employee Stock Purchase Plan.						☐	☐	☐
3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2017.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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ICHOR HOLDINGS, LTD.

Annual General Meeting

May 10, 2017 9:00 AM, PDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Thomas M. Rohrs and Maurice Carson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ICHOR HOLDINGS, LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting to be held at 9:00 AM, PDT on May 10, 2017, at the corporate headquarters of Ichor Holdings, Ltd. located at 3185 Laurelview Ct., Fremont, California 94538, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side